UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2005

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Changes in Registrant’s Certifying Accountant.

On June 14, 2004, KPMG LLP (“KPMG”) advised Digimarc Corporation (the “Company”) that KPMG is resigning as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Form 10-Q for the quarter ended June 30, 2005.  The Audit Committee of the Company’s Board of Directors has commenced the process of selecting an independent registered public accounting firm to replace KPMG.

KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the Company’s consolidated financial statements for the year ended December 31, 2004 included a separate paragraph which stated the following: “As indicated in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2003.” The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph which identified the following material weaknesses:

•                  Inadequate supervision and technical accounting expertise within the accounting and finance department.   There was not adequate supervision and technical accounting expertise within the Company’s accounting and finance department. The personnel resources and technical accounting expertise in the accounting and finance department were not sufficient to adequately resolve non-routine matters or complex accounting processes, such as those matters and processes relating to the recording of software capitalization, standard costing, and revenue recognition in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

•                  Inadequate design and implementation of new accounting system.   The new accounting system the Company began to implement in the second quarter of 2002, and which was placed in service during the fourth quarter of 2003, was not designed or implemented properly. There was a lack of accounting expertise within the Company’s accounting and finance department; and, as a result the Company’s internally developed guidelines were not properly implemented during the setup and configuration of the new accounting system. Implementation of the new accounting system also was flawed because some of the Company’s accounting, finance and operations employees were not properly trained in the use of the new accounting system. In addition, the new and old accounting systems were not operated in parallel prior to the Company’s reliance on the new system. These implementation issues resulted in errors with respect to accounting for fixed assets and inventory, including the duplicate recording of purchases, the capitalization of assets that should have been expensed and the expensing of assets that should have been capitalized.

•                  Inadequate quarterly and year-end financial statement close and review process.   For each quarterly and fiscal year-end period, a financial statement close and review process occurs. The Company’s staffing for the quarterly and year-end financial statement close process was not sufficient, and in some instances, the Company failed to have adequate management review and supervision over the financial statement close and review process, including timely reconciliation of inventory, tax and accounts payable accounts to ensure the Company’s financial statements were prepared in accordance with U.S. GAAP. Where there was a review process, documentation of approvals was not always evident.

•                  Insufficient controls both for determining the nature and types of costs that should be capitalized and for ensuring allocation of costs to particular projects are appropriate.   Controls for determining the nature and types of costs that should be capitalized in accordance with U.S. GAAP, and for ensuring that costs were allocated to appropriate projects, were inadequate, which affected the Company’s accounting for fixed asset accounts and research and development expense. The Company lacked adequate personnel with sufficient expertise in complex software capitalization and project accounting rules under U.S. GAAP and there was not a clear understanding regarding the application of the Company’s internal policies in these areas. Some of the Company’s employees who performed accounting functions were not adequately trained and supervised, and there were deficiencies in communication between functional departments within the Company. Such controls also were insufficient because the documentary support for the historical capitalization of certain software development costs and the system for tracking costs that qualify for capitalization needed improvement, and the detective controls related to the capitalization of internally developed software were not adequate.

•                  Insufficient controls to ensure that various international, state and local tax exposures were quantified and properly accrued on a timely basis.  Internal controls related to the quantification and accrual of international, state and local taxes incurred by the Company were insufficient. There was not sufficient staff to properly quantify, accrue, and record such taxes on a timely basis in accordance with U.S. GAAP. This affected the Company’s income tax payable and income tax expense accounts, as well as sales, use and property tax expense and accrual accounts.

•                  Insufficient training and inadequate reconciliation processes for complex revenue recognition requirements primarily related to international transactions.  Training and reconciliation processes related to complex revenue recognition requirements regarding distributor discounts, partial deliveries of goods and the acceptance criteria for shipped goods were insufficient to ensure these transactions were recorded in accordance with U.S. GAAP. This affected the Company’s revenue and the Company’s deferred revenue accounts.

•                  Insufficient controls related to system access and segregation of duties.  The Company did not maintain adequate segregation of duties among employees. Users of the Company’s new accounting system had access to multiple accounting processes within the system, including vendor set-up and account maintenance, instead of only those processes that were the responsibility of such user. In the absence of such controls, inappropriate or unauthorized transactions could be entered into the system, which increases susceptibility to the misappropriation of assets.

•                  Inadequacies related to entity-level controls.   There were deficiencies in the design and execution of the Company’s entity-level controls relating to training, job descriptions, managing of employee turnover, application of U.S. GAAP, documentation of expenditure approvals, and communication between departments. These deficiencies contributed to the restatement of the Company’s previously issued financial statements as discussed herein, delays in compliance efforts with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, and the delayed filing of the Company’s Form 10-K for the year ended December 31, 2004.

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through June 14, 2005, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to KPMG’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through June 14, 2005, there were no reportable events, except that KPMG advised the Company of the material weaknesses described in paragraph two under Item 4.01 of this Form 8-K.

The Company has initiated a number of remedial actions and is committed to remediating the weaknesses in its internal control over financial reporting. The Company’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004 describes many of the steps taken or to be taken to address these matters.  Additional actions will be taken as the need is identified.  The Company’s management and Audit Committee have discussed these issues with KPMG.

The Company has authorized KPMG to respond fully to the inquiries of the successor independent registered public accounting firm concerning these issues, once such firm has been selected.

The Company provided KPMG with a copy of the disclosure contained in this Form 8-K and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. KPMG’s letter, dated June 20, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated June 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    June 20, 2005

By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

DIGIMARC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated June 20, 2005.